                                                                     EXHIBIT 4.2

                  WARRANT AGREEMENT dated as of May __, 2003 between Redline Performance Products, Inc. a Minnesota corporation (the "Company") and GunnAllen Financial, Inc., a Florida corporation ("GunnAllen," also sometimes referred to herein as the "Underwriter").

                              W I T N E S S E T H:


                  WHEREAS, the GunnAllen has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Company and GunnAllen, to act as the underwriter in connection with the Company's proposed public offering (the "Public Offering") of 2,000,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock") at an initial public offering price of $5.00 per share of Common Stock, plus up to an additional 300,000 shares of Common Stock pursuant to the Underwriter's over-allotment option; and

                  WHEREAS, the Company proposes to issue to GunnAllen warrants (the "Warrants") to purchase up to an aggregate of ten percent (10%) of the shares of common stock offered to the Public through the Public Offering, including any over-allotments; and

                  WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to GunnAllen or to GunnAllen's designees (limited to officers and partners of GunnAllen, members of the selling group and/or their officers or partners, collectively, "Designees") in consideration for, and as part of GunnAllen's compensation in connection with, GunnAllen acting as the Underwriter pursuant to the Underwriting Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises, the payment by GunnAllen to the Company of an aggregate of One Hundred Dollars ($100.00), the agreements herein set forth and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Grant. GunnAllen, and/or its Designees, are hereby granted the right to purchase, at any time from May __, 2004 until 5:00 P.M., New York City time, on May ___, 2008 (the "Warrant Exercise Term"), up to an aggregate of ten percent (10%) of the shares of Common Stock offered to the public through the Public Offering (the "Shares"), including any over-allotments, at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of 165% of the Public Offering price per share of Common Stock (the "Initial Exercise Price") subject to the terms and conditions of this Agreement. Except as set forth herein, the Shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock being purchased by the Underwriter for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

                  2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement. This Warrant shall not entitle its

Holder to any rights as a stockholder of the Company prior to the exercise of this Warrant.

                  3. Exercise of Warrants.

                     3.1 Cash Exercise. The Warrants initially are exercisable at the Initial Exercise Price, payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Section 8 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal offices, currently located at 2510 Commercial Way, Vista California 92083, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

                     3.2 Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Shares determined in accordance with this Section 3.2, by surrendering this Warrant at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating (i) such Holder's intent to effect such exchange, (ii) the number of Shares to be exchanged and (iii) the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within five (5) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Shares (rounded to the next highest integer) equal to (i) the number of Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price (as hereinafter defined) by (B) the current market value of a share of Common Stock. For purposes of this Section 3.2, the term "current market value" shall mean the (i) last reported sale price on the last trading day or, in case no such reported sale takes place on such day, the average last reported sale price for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or by the Nasdaq National Market or SmallCap Market (referred to hereinafter as "NASDAQ") if the Common Stock is not listed or admitted to trading on any national securities exchange but is listed or quoted upon NASDAQ, or (ii) if the Common Stock is not traded on a national securities exchange or NASDAQ, the closing bid price on the last trading day, or, in case no such reported bid takes place on such day, the average closing bid price for the last three (3) trading days, as furnished by NASDAQ or similar organization if NASDAQ is no longer reporting such information, or (iii) if the Common Stock is not listed upon a principal exchange or quoted on NASDAQ, but quotes for the Common Stock are available in the OTC Bulletin Board, or any successor organization, or "pink sheets" the closing bid price on the last trading day, or, in case no such bid takes place on such day, the average closing bid price for the last three (3) trading days as furnished on the OTC Bulletin Board or any successor organization or (iv) in the event the Common Stock is not traded upon a principal exchange and not listed on NASDAQ and quotes are not available on the OTC Bulletin Board or any successor organization, the price as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it. Pursuant to Section 3.2, the number of Shares the Holder may purchase under this Warrant shall not exceed the number of Shares into which this Warrant, by its terms, may be exercised.

                  4. Issuance of Certificates.

                     4.1 Issuance. Upon the exercise of the Warrants, the issuanceof certificates for the Shares shall be made forthwith (and in any event within five (5) business days thereafter) without any charge to the Holder thereof, and such certificates shall (subject to the provisions of Section 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder.

                     4.2 Form of Certificates. The Warrant Certificates and certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

                  5. Restriction on Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, pursuant to Corporate Financing Rule 2710 (currently a period of one (1) year from the date hereof), except to Designees (each of which is hereinafter referred to as a "Transferee"), in which case such Transferee shall be entitled to receive a replacement Warrant Certificate in accordance with Section 9 hereof upon presentment of a properly executed Form of Assignment in the form set forth on Exhibit A attached hereto and made a part hereof. The Holder of a Warrant Certificate, by its acceptance thereof, further covenants and agrees that this Warrant and the Shares which may be issued upon exercise hereof are being acquired for investment, that the Holder has no present intention to resell or otherwise dispose of all or any part of this Warrant or any Shares, and that the Holder will not offer, sell or otherwise dispose of all or any part of this Warrant or any Shares except under circumstances which will not result in a violation of the Act. If the Company conducts a registered offering to which the Company's obligations in Section 7.3 or Section 7.4 apply, the Holder of the Warrant or any Shares shall not, without the prior written consent of the Company and the managing underwriter, if any, in such offering: (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of the Warrant or any of the Shares; (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any right to purchase the Warrant or any of the Shares; or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to the Warrant or any of the Shares. Such restrictions shall be effective for a period of time equal to the period during which the managing underwriter imposes such transfer restrictions on the Company's officers and directors; provided, that in no event shall the restricted period applicable to a Holder of this Warrant or Shares exceed one hundred eighty (180) days after effectiveness of the Company's registration statement filed with the Commission with respect to such offering.

                  In connection with the transfer or exercise of Warrants, the Transferee and Holder agree to execute any documents which may be reasonably required by counsel to the Company to comply with the provisions of the Act (as defined below) and applicable state securities laws.

                  6. Price.


                     6.1 Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be the Initial Exercise Price. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the Initial Exercise Price in accordance with the provisions of Section 8 hereof.

                     6.2 Exercise Price. The term "Exercise Price" herein shall mean the Initial Exercise Price or the adjusted exercise price, depending upon the context.

                  7. Registration Rights.

                     7.1 Registration Under the Securities Act of 1933. The Warrants and the Shares have not been registered for purposes of public distribution under the Act.

                     7.2 Registrable Securities. As used herein the term "Registrable Security" means each of the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) it may be sold during any three (3) month period pursuant to Rule 144 or may be sold pursuant to Rule 144(k) in either case without any restrictions on the number of securities intended to be sold in reliance on Rule 144, (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this
Section 7.

                     7.3 Piggyback Registration. If, at any time commencing nine
(9) months after the date hereof and expiring five (5) years following the date of this Agreement, the Company proposes to prepare and file any registration statement covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (other than in connection with the Public Offering, a merger pursuant to Form S-4 or pursuant to a Form S-8 or a successor form) (for purposes of this Section 7, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within twenty (20) days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its reasonable best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (other than underwriting discounts and commissions applicable to the sale of such Registrable Securities and the fees and disbursements, if any, of counsel or any advisor to the Requesting Holders), provided that, if such Registration Statement relates to an underwritten public offering and the managing underwriter advises the Company and the Requesting Holders in writing that the number of Registrable Securities which can be included in such offering must be limited, the Requesting Holders will agree to reduce the number of Registrable Securities included in such Registration Statement on a pro rata basis with any other selling security holder on whose behalf other securities of the Company may be included therein for registration. Notwithstanding the provisions of this Section 7.3(a), the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 7.3(a) (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

                     7.4 Demand Registration.

                         (a) At any time commencing nine (9) months after the
date hereof and expiring five (5) years following the date of this Agreement, the Holders of the Registrable Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the warrants) not previously sold pursuant to this Section 7 shall have the right (which right is in addition to the registration rights under Section 7.3 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for each of the Representatives and the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Shares for six (6) consecutive months by such Holders and any other Holders of the Registrable Securities who notify the Company within twenty
(20) days after receiving notice from the Company of such request. For purposes of this Agreement, the term "Majority," in

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reference to the Holders of Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Shares that (i) are not held by the Company, an officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act. The Company shall not be obligated to commence or effect any registration of Shares pursuant to this Section 7.4 if the aggregate dollar value of the Registrable Securities requested to be registered for resale, before deducting underwriter discounts and commissions, is not reasonably expected to exceed $1,000,000.

                         (b) The Company covenants and agrees to give written
notice of any registration request under this Section 7.4 by any Holder or Holders to all other registered Holders of the Registrable Securities within ten
(10) days from the date of the receipt of any such registration request.

                         (c) No right of the Holders under this Section 7.4
shall be deemed to have been exercised if with respect to such right:

                         (A) the requisite notice given by Holders pursuant to
                     this Section 7.4 is withdrawn prior to the date of filing of a registration statement or if a registration statement filed by the Company under the Securities Act pursuant to this Section 7.4 is withdrawn prior to its effective date, in either case, by written notice to the Company from the Holders of fifty percent (50%) or more of the Registrable Securities to be included or which are included in such registration statement stating that such Holders have elected not to proceed with the offering contemplated by such registration statement because (i) a development in the Company's affairs has occurred or has become known to such Holders subsequent to the date of the notice by the Holders to the Company requesting registration of the Shares which, in the judgment of such Holders or the managing underwriter of the proposed public offering, adversely affects the market price of such Shares or (ii) a registration statement filed by the Company pursuant to this Section 7.4, in the reasonable opinion of counsel for such Holders or the managing underwriter of the proposed public offering, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made (other than any such statement or omission relating to such Holders and based on information supplied or failed to be supplied by such Holders) and the Company has not, promptly after written notice thereof, corrected such statement or omission in an amendment filed to such registration statement; or

                         (B) a registration statement pursuant to this Section
                     7.4 shall have become effective under the Securities Act and (i) the underwriters shall not purchase any Shares because of a failure of condition contained in the underwriting agreement (other than a condition to be performed by or within the control of the Holders) relating to the offering covered by such registration statement or
                     (ii) less than 85% of the Shares included therein shall have been sold as a result of any stop order, injunction or other order or requirement of the Commission or other governmental agency or court.

                     7.5 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

                         (a) The Company shall pay all costs, fees and expenses
in connection with all Registration Statements filed pursuant to Section 7.3 hereof (excluding any underwriting discounts and commissions which may be incurred in connection with the sale of any Registrable Securities, fees and disbursements of special counsel and accountants for the selling Holders, and transfer taxes for selling Holders) including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses and the reasonable fees and expenses (not to exceed $20,000) of one counsel to the Holders of Registrable Securities.

                         (b) The Company will take all reasonably necessary
action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                         (c) The Company shall indemnify any holder of the
Registrable Securities sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters and to provide for just and equitable contribution as set forth in Section 5 of the Underwriting Agreement, which, to the extent applicable, is hereby incorporated herein by reference.

                         (d) Any holder of Registrable Securities to be sold
pursuant to a Registration Statement, and its successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such holder, or its successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions contained in the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company and to provide for just and equitable contribution as set forth in the Underwriting Agreement.

                         (e) Nothing contained in this Agreement shall be
construed as requiring any Holder to exercise its Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

                         (f) The Company shall deliver promptly to each holder
of Registrable Securities participating in the offering copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and permit each holder of Registrable Securities and the underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request. Each Holder agrees that any information obtained by such Holder pursuant to this Section 7 which is, or would reasonably be perceived to be, proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Each Holder further acknowledges and understands that any information so obtained which may be considered material non-public information will not be utilized by such Holder in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes.

                         (g) If required by the underwriter in connection with
an underwritten offering which includes Registrable Securities pursuant to
Section 7, the Company shall enter into an underwriting agreement with one or more underwriters selected for such underwriting, such agreement shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the underwriters. If required by the underwriter, the holders of Registrable Securities shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations and warranties of the Company to or for the benefit of such underwriters shall, to the extent that they may be applicable, also be made to and for the benefit of such holders of Registrable Securities. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such holders of Registrable Securities and their intended methods of distribution.

                         (h) In connection with any Registration Statement filed
pursuant to Section 7.3 hereof, the Company shall furnish, or cause to be furnished, to each Holder participating in any underwritten offering and to each underwriter, a signed counterpart, addressed to such Holder or underwriter, of
(i) an opinion of counsel to the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and

(ii) a "cold comfort" letter, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued a report on the Company's financial statements included in such Registration Statement, in each case covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                         (i) The Company shall promptly notify each Holder of
Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and upon receipt of such notice each Holder shall not effect any sale of Shares and shall immediately cease utilizing or distributing such prospectus. At the request of any such Holder, the Company shall promptly prepare and furnish to such Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                     7.6 Covenants of the Holder With Respect to Registration. The Holder covenants and agrees as follows:

                         (a) The Company shall not be obligated to effect a
registration pursuant to Section 7.4 during the period beginning on the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (other than a registration pursuant to Form S-4 or Form S-8), provided that (i) if the Holder of Registrable Securities elects to have all or some of its Registrable Securities included in the registration pursuant to Section 7.3 hereof, such Registrable Securities are included in the Company-initiated registration statement and (ii) the Company is actively employing in good faith all reasonable efforts to cause such registration to become effective; and provided further that, such registration statement may include other securities of the Company with respect to which registration rights have been granted and securities of the Company being sold for the account of the Company. The Company shall be entitled to delay filing any registration statement pursuant to Section 7.4 in the event that, in the reasonable judgment of the Company's Board of Directors, such filing would interfere with any transaction then contemplated by the Company; PROVIDED, HOWEVER, that no such delay shall exceed three (3) months.

                     7.7 Information Provided by Holders. The Holder of Registrable





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




Securities included in any registration shall furnish to the Company such information as is required by the Act and the rules and regulations promulgated thereunder, including information regarding such Holder, the Registrable Securities held by them and the distribution proposed, as the Company may reasonably request in writing to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

                  8. Adjustments of Exercise Price and Number of Shares.

                     8.1 Computation of Adjusted Price. In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                         (a) an amount equal to the total number of shares of
Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

                         (b) the total number of shares of Common Stock
outstanding immediately after such issuance or sale. For the purposes of any computation to be made in accordance with the provisions of this Section 8.1, the following provisions shall be applicable: Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                     8.2 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                     8.3 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share, by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                     8.4 Reclassification, Consolidation, Merger, etc. In case the Company after the date hereof (i) shall consolidate with or merge into any other person or entity and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) shall permit any other person or entity to consolidate with or merge into the Company and the Company shall be the continuing or surviving person or entity but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or entity or cash or any other property, or (iii) shall transfer all or substantially all of its properties or assets to any other person or entity, or (iv) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issuance of additional shares of Common Stock for which adjustment in the Exercise Price is otherwise provided in this Section 8), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Agreement and the Warrants, the Holders, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holders would actually have been entitled as stockholders upon such consummation if such Holders had exercised the rights represented by the Warrants immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 8; provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if a Holder so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, such Holder shall be entitled to receive the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder if such Holder had exercised his Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 8. Notwithstanding anything contained in the Warrants to the contrary, the Company will not effect any of the transactions described in clauses (i) through (iv) of this Section 8.4 unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holders, (a) the obligations of the Company under this Agreement and the Warrants (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement and the Warrants) and (b) the obligation to deliver to such Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 8.4, such Holders may be entitled to receive, and such person shall have similarly delivered to such Holders an opinion of counsel for such person, which counsel shall be reasonably satisfactory to such Holders, stating that this Agreement and the Warrants shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 8) shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any exercise of the Warrants or the exercise of any rights pursuant hereto.

                     8.5 Determination of Outstanding Shares of Common Stock. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                     8.6 Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8.6.

                     8.7 Subscription Rights for Shares of Common Stock or Other Securities. In the case the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the company or of such affiliate to all the shareholders of the Company, the Holders of the unexercised Warrants shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company; provided, however, that in order to exercise such rights, each Holder must exercise the Warrants before or simultaneously therewith.

                  9. Exchange and Replacement of Warrant Certificates.

                     9.1 Exchange. Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                     9.2 Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                  10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

                  11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the

Warrants and payment of the Exercise Price thereof, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its reasonable best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on or quoted by the exchange upon which the Company's Common Stock is then listed or quoted.

                  12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                         (a) the Company shall take a record of the holders of
its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or


                         (b) the Company shall offer to all the holders of its
Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                         (c) a dissolution, liquidation or winding up of the
Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice to the Holder(s) of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing of the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, telecopied or mailed by registered or certified mail, return receipt requested:

                         (a) If to a Holder, to the address of such Holder as
shown on the
books of the Company; or

                         (b) If to the Company, to the address set forth in
Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

                  14. Supplements and Amendments. The Company and GunnAllen may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and GunnAllen may deem necessary or desirable and which the Company and GunnAllen deem not to adversely affect the interests of the Holders.

                  15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder. Neither the Warrants or the Shares may be sold, transferred, assigned or hypothecated for a period of one year from the date of this Warrant Agreement, except to Transferees.

                  16. Termination. This Agreement shall terminate at the close of business on May ___, 2008. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold or no longer meet the definition of Registrable Securities.

                  17. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida with respect to contracts made and to be wholly performed in said State and for all purposes shall be construed in accordance with the laws of said State. The Company, the Underwriter and any other registered holder or holders agree of the Warrant Certificates (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Florida Circuit Court, County of Hillsborough, or in the United States District Court for the Middle District of Florida, (b) waive any objection which the they may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the jurisdiction of the Florida Circuit Court, County of Hillsborough and the United States District Court for the Middle District of Florida in any such suit, action or procedure. The Company, the Underwriters and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares further agree to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the Florida Circuit Court, County of Hillsboro and the United States District Court for the Middle District of Florida, and agree that service of process upon them mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon them in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

                  18. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation, other than the Company and GunnAllen and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares, any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and GunnAllen and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

                  19. Preservation of Rights. The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants or the rights represented thereby, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment.

                  20. No Limitation on Corporate Action. No provisions of the Warrant and no right or option granted or conferred hereunder shall in any way limit, affect, or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its articles of incorporation, reorganize or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers, provided such rights or powers as exercised are not inconsistent with any other provision of this Agreement.

                  21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                    REDLINE PERFORMANCE PRODUCTS, INC.


                                    By:-----------------------------------------
                                    Name:  Mark A. Payne
                                    Title: President and Chief Financial Officer

Attest:

-----------------------------
Name:
Title:

                                    GUNNALLEN FINANCIAL, INC.


                                    By:
                                      ------------------------------------------
                                    Name:  Howard A. Davis
                                    Title: Executive Vice President

                                                                       EXHIBIT A
                                                                       ---------

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                  5:00 P.M., NEW YORK TIME, _________ __, 2008
No. W-1                                                         ___,___ Warrants

                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that [GunnAllen Financial, Inc.] or registered assigns is the registered holder of Warrants to purchase, at any time from ________, 2003 until 5:00 P.M. New York City time on _________ __, 2008 ("Expiration Date") up to ___,___ shares ("Shares") of fully-paid and nonassessable common stock, par value $.01 per share ("Common Stock"), of Redline Performance Products, Inc., a Minnesota corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $___ per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of ___________, 2003 ("Warrant Agreement") between the Company and GunnAllen Financial, Inc. Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check, or in accordance with
Section 3.2 of the Warrant Agreement.

                  No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  Neither the Warrants or the Shares may be sold, transferred, assigned or hypothecated pursuant to Corporate Financing Rule 2710 (currently a period of one year from the date of this Warrant Certificate), except to one or more Designees.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: ________ __, 2003            REDLINE PERFORMANCE PRODUCTS, INC.


[SEAL]                              By:_________________________________________
                                    Name:  Mark A. Payne
                                    Title: President and Chief Financial Officer

Attest:

____________________________________
Name:
Title:

                         [FORM OF ELECTION TO PURCHASE]

[ ]               The undersigned hereby irrevocably elects to exercise the
right, represented by this Warrant Certificate in accordance with Section 3.1 of the Warrant Agreement dated ________, 2003, to purchase _____ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable in New York Clearing House Funds to the order of _____________________ in the amount of $_______ all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ____________________, whose address is _____________________ and that such Certificate be delivered to whose address is
___________________________.



[ ]               The undersigned hereby irrevocably elects to exercise the
right, represented by this Warrant Certificate in accordance with Section 3.2 of the Warrant Agreement dated ________, 2003, to purchase _____ Shares all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ____________________, whose address is _____________________ and that such Certificate be delivered to whose address is ___________________________.

Dated:                      Signature:________________________________________
                            (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                        ________________________________
                        (Insert Social Security or Other
                          Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

                  (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

                  FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto


________________________________________________________________________________
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                      Signature:________________________________________
                            (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                        _________________________________
                        (Insert Social Security or Other
                          Identifying Number of Holder)